UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 23, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2007, Millennium Cell Inc. (the “Company”) issued a press release to report the Company’s financial results for the first quarter of 2007. The full text of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth in any such filings.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2007, the Company received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for 30 consecutive trading days prior to the date of the Letter, the minimum bid price per share of the Company's listed securities had been below the minimum bid price per share of $1.00 as required for continued inclusion on the The Nasdaq Capital Market by Marketplace Rule 4310(c)(4) (the “Rule”).

In accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq has provided the Company with 180 calendar days, or until October 22, 2007, to regain compliance. If, at anytime prior to October 22, 2007, the minimum bid price per share of the Company's common stock is $1.00 or more for a minimum of 10 consecutive business days, the staff of Nasdaq will provide written notification that the Company complies with the Rule.

If the Company does not demonstrate compliance with the Rule by October 22, 2007, the staff of Nasdaq will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the staff determines the Company meets the initial listing criteria, the staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the staff will provide written notification that the Company’s securities will be delisted from The Nasdaq Capital Market. In that case, prior to any delisting, the Company may appeal the Nasdaq staff's determination to a Listing Qualifications Panel, which would conduct a hearing on the matter.

On April 25, 2007, the Company issued a press release announcing its receipt of the Letter, a copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Millennium Cell Inc. on April 25, 2007 entitled “Millennium Cell Reports First Quarter Results.”

99.2	Press Release issued by Millennium Cell Inc. on April 25, 2007 entitled “Millennium Cell Receives Millennium Cell Receives Nasdaq Deficiency Notice Related To Minimum Bid Price”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth in any such filings.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: April 25, 2007

Exhibit Index

99.1	Press Release issued by Millennium Cell Inc. on April 25, 2007 entitled “Millennium Cell Reports First Quarter Results.”

99.2	Press Release issued by Millennium Cell Inc. on April 25, 2007 entitled “Millennium Cell Receives Millennium Cell Receives Nasdaq Deficiency Notice Related To Minimum Bid Price”